                        ACCESS AND OCCUPANCY AGREEMENT

         General Motors Corporation ("GM"), Doehler-Jarvis Greenville, Inc. ("Greenville") and Doehler-Jarvis, Inc. ("Doehler-Jarvis"), both direct and indirect, respectively, wholly-owned subsidiaries of Harvard Industries, Inc. ("Harvard"), enter into this Access and Occupancy Agreement (this "Agreement") on March __, 1997.


                                   RECITALS

         A. Doehler-Jarvis and Greenville are major suppliers of component parts to GM pursuant to various purchase orders and/or supply contracts issued by GM (collectively, the "Purchase Orders").

         B. Doehler-Jarvis entered into a supply arrangement with GM to supply the requirements of GM's Delphi Automotive Systems Division ("Delphi") for the V-8 Lower Intake Manifold (the "V-8 Manifold").

         C. Prior to a price increase granted by GM pursuant to the terms of a Term Sheet dated July 25, 1996 (the "Term Sheet") Doehler-Jarvis and Greenville assert that they were incurring significant operating losses in connection with the production of V-8 Manifolds by Doehler-Jarvis and/or Greenville, as applicable. Doehler-Jarvis and Greenville also advised GM that the financial stability of Doehler-Jarvis and Greenville could be threatened if Doehler-Jarvis and/or Greenville, as applicable, continued to produce and deliver the V-8 Manifold at the existing contract price and requested that GM grant a price increase and other financial accomodations to Doehler-Jarvis and Greenville as a condition to continuing to deliver V-8 Manifolds to GM.

         D. GM asserts that Doehler-Jarvis and/or Greenville's failure or refusal to satisfy GM's requirements for the V-8 Manifold would irreparably injure GM.

         E. On July 25, 1996, the parties executed the Term Sheet outlining the terms of an agreement pursuant to which Doehler-Jarvis would be granted a price increase on the V-8 Manifold and GM would provide certain additional financial accomodations in consideration for the agreements and commitments of Harvard, Doehler-Jarvis and Greenville set forth therein.

         F. The parties are entereing into this Agreement and the Exhibits hereto to memorialize the agreements of the parties set forth in the Term Sheet.

         THEREFORE, in consideration of the above recitals (which are part of this Agreement) and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, Doehler-Jarvis, Greenville, and GM agree as follows:
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                              TERMS AND CONDITIONS

     1. Certain Defined Terms. In addition to those terms defined elsewhere in this Agreement, the following terms shall have the indicated meanings, unless the context otherwise requires:

           "Code" means the Uniform Commercial Code as in effect in the State of Michigan as of the date of this Agreement.

           "Components Parts" shall mean all component parts called for by any purchase order issued by GM to Doehler-Jarvis or Greenville whether as of the date of this Agreement or in the future which Component Paris are in whole or in part manufactured or assembled at the Greenville Plant as defined herein.

           "Contract Rights" means all rights of Doehler-Jarvis or Greenville (including, without limitation, all rights to payment) under each Contract (defined below).

           "Contracts" means, collectively, all licensing agreements and any and all other contracts, supply agreements or other agreements in or under which Doehler-Jarvis or Greenville may now or hereafter have any right, title or interest and which pertain to the lease, sale or other disposition by Doehler-Jarvis and/or Greenville of Equipment, Inventory, fixtures, real property or any interest in real property, or the right to use or acquire personal property, as any of the same may from time to time be amended, supplemented or otherwise modified.

           "Default" shall mean any of the following events:

           (a) An executive officer of Doehler-Jarvis or Greenville acknowledges in writing that Doehler-Jarvis or Greenville is unable or unwilling to timely satisfy GM's delivery requirements of the Component Parts in accordance with the terms and conditions of the purchase orders relating to the Component Parts and any other agreements between GM and Doehler-Jarvis or Greenville. For this purpose "executive officer" means any of the Chairman, President, Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, Chief Accounting Officer, Vice Presidents, Treasurer, Controller or Secretary of Doehler-Jarvis or Greenville.

           (b) A voluntary or involuntary petition under Chapter 7 of the Bankruptcy Code is filed against Doehler-Jarvis or Greenville and such portion is not (i) dismissed within thirty (30) days, or (ii) converted to a proceeding under Chapter 11 of the Bankruptcy Code within thirty (30) days.

           (c) Doehler-Jarvis or Greenville makes an assignment for the benefit of creditors or a similar transfer of or action involving any Operating Assets or Real Estate for purposes of liquidating a material portion of the



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                 Operating Assets or Real Estate, or a Trustee, custodian or receiver is appointed over all or substantially all of Doehler-Jarvis's or Greenville's property.

           (d) Doehler-Jarvis or Greenville ceases to satisfy GM's reasonable requirements pursuant to releases issued by GM to Doehler-Jarvis or Greenville so as to result in the imminent interruption of GM's assembly operations.

           (e) Doehler-Jarvis or Greenville fails or refuses for any reason to ship or produce the Component Parts pursuant to releases issued by GM to Doehler-Jarvis or Greenville in the ordinary course of business, the consequence of which is that production at any GM plant is negatively impacted to a material extent.

           (f) Any Lender (or a successor secured lender holding a security interest in a material portion of Doehler-Jarvis's or Greenville's assets) commences a foreclosure action of its liens, security interests and/or mortgages in or against all or any of the Real Estate or Operating Assets.

     Notwithstanding the provisions of this Section 1 or any other provision of this Agreement, any delay or failure of Doehler-Jarvis or Greenville to perform their respective obligations to GM shall not constitute a Default hereunder if and to the extent that such delay or failure is caused, without the fault or negligence of either Doehler-Jarvis or Greenville, by acts of God, actions by any governmental authority (whether valid or invalid), fires, floods, windstorms, explosions, riots, natural disasters, wars, labor problems (including lockouts, strikes and slowdowns and including labor problems of GM) inability to obtain power, materials, labor, equipment or transportation not resulting from Harvard's, Doehler-Jarvis's or Greenville's inability or unwillingness to pay for such items (including Payment on COD or CIA terms), and court injunctions or orders so long as Harvard, Doehler-Jarvis or Greenville did not seek or participate directly or indirectly in the seeking of such court injunction or order, provided that written notice of such delay (including the anticipated duration of the delay) shall be given by the affected party to GM within ten (10) days.

           "Documents" means all "documents" as that term is defined in Section 9-105(f) of the Code.

           "Equipment" means any "equipment", as such term is defined in
     Section 9-109(2) of the Code, now or hereafter owned by Doehler-Jarvis or Greenville, wherever located, and shall also mean and include all machinery, equipment, vehicles, furnishings and fixtures (as such term is defined in Section 9-313(a) of the Code) now owned or hereafter acquired by Doehler-Jarvis or Greenville, including without limitation, all items of machinery and equipment of any kind, nature and description, whether affixed to real property or not, as well as all additions to, substitutions for, replacements of or accessions



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     to any of the foregoing items and all attachments, components, parts
     (including spare parts) and accessories whether installed thereon or affixed thereto.

           "General Intangibles" means all "general intangibles", as such term is defined in Section 9-106 of the Code, now or hereafter owned by Doehler-Jarvis or Greenville, including, without limitation, customer lists, rights in intellectual property, goodwill, trade names, service marks, trade secrets, patents, trademarks, copyrights, applications therefore, permits, licenses, now owned or hereafter acquired by Doehler-Jarvis or Greenville, but excluding items described in the definition of Accounts.

           "GM Agreements" means, collectively, this Agreement, the Purchase Orders and the Accommodation Agreement.

           "Instruments" means all "instruments", as such term is defined in
     Section 9-105(i) of the Code.

           "Intellectual Property" means all now existing or hereafter acquired patents, trademarks, copyrights, inventions, licenses, discoveries, processes, know-how, techniques, trade secrets, designs, specifications and the like (regardless of whether such items are now patented or registered, or registerable, or patentable in the future), and all technical, engineering, or other information and knowledge, production data and drawings, including without limitation, all items, rights and property defined as Intellectual Property under 11 U.S.C. Section 101, as amended from time to time.

           "Inventory" means any "inventory", as such term is defined in Section 9-109(4) of the Code, wherever located, now owned or hereafter acquired by Doehler-Jarvis or Greenville or in which Doehler-Jarvis or Greenville now has or hereafter may acquire any right, title or interest, wherever located, including, without limitation, all goods and other personal property now or hereafter owned by Doehler-Jarvis or Greenville which are leased or are held for sale or lease or are furnished or are to be furnished under a contract of service or which constitute raw materials, work in process or materials used or consumed or to be used or consumed in Doehler-Jarvis's or Greenville's business, or in the processing, packaging or shipping of the same, and all finished goods.

           "Lenders" means the several financial institutions party to the Financing Agreement dated as of October 4, 1996 among Harvard, Doehler-Jarvis, Greenville, the Borrowers named therein, The CIT Group/Business Credit, Inc., as Agent and Lender, and such Lenders.

           "Obligations" means Doehler-Jarvis's and Greenville's obligations under this Agreement and the other GM Agreements, including, without limitation, the obligation to provide GM (or its designee) the Right to Occupy as defined herein.

           "Operating Assets" means all assets located at the Greenville Plant (as defined below) and used in the production of Component Parts, including Equipment, Contract



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     Rights and General Intangibles (other than deposit accounts, insurance refunds, tax refunds, tax refund claims and cash and cash equivalents), but specifically excluding Inventory, Documents, Instruments, accounts (as defined in the Code) and chattel paper (as defined in the Code) (and cash or cash equivalent Proceeds of such excluded items and of General Intangibles).

           "Proceeds" shall have the meaning provided it under the Code.

           "Real Estate" means, collectively, the ownership and/or leasehold interests and related rights and interests in the premises described on
     Schedule I attached hereto which is owned by Greenville (the "Greenville Plant").

           "Requirement of Law" means the charter and bylaws or other organizational or governing documents of any entity, and any material law, treaty, rule or regulation or determination of arbitration or a court or other governmental authority, in each case applicable to or binding upon any applicable person or entity or any of its property or to which such entity or person or any of its property is subject.

     2.    Right of Access and Occupancy.

           (a) Effective immediately, Doehler-Jarvis and Greenville, jointly and severally, hereby grant GM or its designee a fully-paid right to use the Operating Assets and a right to use and occupy the Real Estate (collectively, the "Right to Occupy") to manufacture Component Parts for GM. Such Right to Occupy shall be effective immediately and shall expire 365 days after GM provides a Default Notice (as defined below) to Doehler-Jarvis and Greenville (the "Occupancy Period"). Though Doehler-Jarvis and Greenville acknowledge that, pursuant to the Right to Occupy granted immediately above, GM has the immediate right to occupy and use the Operating Assets and the Real Estate to manufacture Component Parts, GM agrees that it will defer from exercising such rights until a Default occurs and GM provides Doehler-Jarvis and Greenville written notice thereof (the "Default Notice").

           (b) GM's Obligations. If GM invokes its Right to Occupy (for itself or its designee) by providing a Default Notice, GM shall:

                 (i) indemnify and hold Doehler-Jarvis, Greenville and their officers and directors and Lenders harmless from any and all costs, damages, liabilities or injury caused by GM's or its designee's use of the Operating Assets and the Real Estate during that portion of the Occupancy Period during which GM is using and occupying the Operating Assets and the Real Estate (the "Operating Period");

                 (ii) insure (by continuing in force then existing Doehler-Jarvis or Greenville insurance if it is more economical to do so) and maintain the Operating Assets and the Real Estate in the same



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                        condition as existed on the first day of the
                        Operating Period, ordinary wear and tear excepted;

                 (iii) pay all actual costs and expenses incurred in connection with the manufacturing of Component Parts during the Operating Period, including, without limitation, utilities and other overhead expenses, prorated property taxes and assessments attributable to the Operating Assets and Real Estate, any payments due on account of any of the Operating Assets which are leased from third parties (without acceleration), and regularly scheduled monthly principal and interest payments with respect to term loans to Doehler-Jarvis or Greenville for equipment comprising a portion of the Operating Assets, without acceleration and without regard to any balloon payments.

                 (iv) subject to GM's or its designee's right to use and occupancy of the Operating Assets and the Real Estate during the Operating Period, afford Doehler-Jarvis's and Greenville's representatives (and representatives of Lenders, secured creditors or mortgagees of the Operating Assets and/or Real Estate) reasonable access to inspect the Operating Assets and the Real Estate;

                 (v) subject to Doehler-Jarvis's and Greenville's other customers agreeing to (a) make payment to GM or its designee on account of their allocable share of overhead and related expenses and all direct expenses related to such other customer's production, and (b) Doehler-Jarvis, Greenville or Lenders making the necessary tangible personal property available for use during the Operating Period, GM agrees, for itself and its designee, to produce component parts for such other customers during the Operating Period or to provide the other customers access provided such customers do not interfere with the production of Component Parts;

                 (vi)   comply with the following:

                        (a) During the Operating Period, Doehler-Jarvis and/or Greenville, as applicable, shall continue to employ their respective employees who work at the Greenville Plant whose employment, in the discretion of GM, is necessary to maintain continued production of the Component Parts (the "Greenville Employees") for the benefit of GM or GM's designee, and GM or its designee shall reimburse Doehler-Jarvis and Greenville for all costs and expenses relating to Doehler-Jarvis's and Greenville's employment of the Greenville Employees, which are incurred during the



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                             Operating Period.  Without limiting the generality
                             of the foregoing, GM or its designee shall reimburse Doehler-Jarvis and Greenville all amounts incurred by Doehler-Jarvis and Greenville to meet their regular payroll obligations, including without limitation, salaries, wages, payroll taxes, workers' compensation, unemployment insurance, disability insurance, welfare, pension and other payments and contributions required to be made by Doehler-Jarvis or Greenville with respect to the Greenville Employees, which are incurred during the Operating Period, but in no event will GM be liable for any costs or expenses relating to service prior to the time GM exercises its Right to Occupy including, without limitation, the costs of unfunded pension liability. Notwithstanding the foregoing, Doehler-Jarvis and Greenville may, at their sole cost and expense, continue to employ employees not involved in the production of Component Parts (the "Other Employees") but under no circumstances will GM be responsible for reimbursing Doehler-Jarvis or Greenville for costs and expenses relating to Doehler-Jarvis's or Greenville's employment of the Other Employees, or the Greenville Employees to the extent the Greenville Employees are performing services unrelated to the production of the Component Parts.

                        (b) During the Operating Period, Doehler-Jarvis or Greenville shall not increase compensation or benefits of the Greenville Employees except as may be required by applicable law or pursuant to contracts in existence prior to the commencement of the Operating Period.

                        (c) Doehler-Jarvis and Greenville, jointly and severally, shall indemnify, defend and hold GM, its designee and their respective employees and agents harmless from any and all costs, expenses (including reasonable attorneys' fees), losses, damages, liabilities or injury arising from claims or liabilities arising or accruing prior to the first day of the Operating Period, regardless of when such claims are asserted.

           (c) Right to Terminate. GM shall have the right to terminate the Operating Period upon ten (10) days written notice to Doehler-Jarvis.
     Upon expiration of the referenced notice period, the Operating Period shall terminate and, except for the obligations referenced in subparagraph 2(b)(i) and payment of any amounts payable under subparagraphs 2(b)(i) through 2(b)(vi) above not paid as of the termination of the



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     Operating Period, GM shall have no further obligations or liabilities to
     Doehler-Jarvis, Greenville, Harvard or Lenders.

           (d) SPECIFIC PERFORMANCE. IN CONNECTION WITH ANY ACTION OR PROCEEDING TO ENFORCE GM'S RIGHT TO OCCUPY, DOEHLER-JARVIS AND GREENVILLE ACKNOWLEDGE THAT GM WILL NOT HAVE AN ADEQUATE REMEDY AT LAW, THAT THE OPERATING ASSETS AND REAL ESTATE ARE UNIQUE AND GM SHALL BE ENTITLED TO SPECIFIC PERFORMANCE OF GREENVILLE'S AND DOEHLER-JARVIS'S OBLIGATIONS TO GM UNDER THIS AGREEMENT.

           (e) Appointment of Receiver. In addition to any rights and remedies GM may have under the terms of this or any other agreement between GM and Doehler-Jarvis, Greenville and/or Harvard, GM shall have the right to the appointment of a receiver to effectuate its Right to Occupy. In connection with any hearing on the appointment of a receiver, Doehler-Jarvis and Greenville agree that at least seventy-two (72) hours actual notice of any request for a hearing on such appointment shall be adequate notice and that the only issue to be litigated in any such hearing will be whether or not a Default has occurred.

           (f) IRREPARABLE HARM; LIMITATION OF NOTICE. DOEHLER-JARVIS AND GREENVILLE ACKNOWLEDGE THAT GM WILL SUFFER IRREPARABLE HARM IF DOEHLER-JARVIS AND GREENVILLE FAIL TO COOPERATE WITH GM IN ALLOWING GM TO EXERCISE ITS RIGHTS UNDER THIS AGREEMENT. ACCORDINGLY, PROVIDED THAT DOEHLER-JARVIS AND GREENVILLE RECEIVE AT LEAST FORTY-EIGHT (48) HOURS ACTUAL NOTICE OF ANY REQUEST FOR HEARINGS IN CONNECTION WITH PROCEEDINGS INSTITUTED BY GM, DOEHLER-JARVIS AND GREENVILLE. WAIVE TO THE FULLEST EXTENT POSSIBLE UNDER APPLICABLE LAW, THE RIGHT TO NOTICE IN EXCESS OF 48 HOURS IN CONNECTION WITH ANY JUDICIAL PROCEEDINGS INSTITUTED BY GM IN CONNECTION WITH THE ENFORCEMENT OF ITS RIGHTS UNDER THIS AGREEMENT.

     4. Obligation to Purchase Inventory. If GM invokes the Right to Occupy, GM shall purchase all raw materials, work in process and finished goods inventory (other than such items that are owned by GM and provided to Doehler-Jarvis or Greenville on consignment or bailment) related to goods produced by Doehler-Jarvis or Greenville for GM at the Greenville Plant which are usable by GM and in a merchantable condition (the "GM Greenville Inventory"). For purposes of this Agreement, the term "usable" means usable in the production of Component Parts at the Greenville Plant in the quantities called for by GM in effect as or the date GM exercises the Right of Access. GM will purchase the GM Greenville Inventory (free and clear of all liens and security interests) for the following amounts:



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           (a)   For raw materials, ninety percent (90%) of Doehler-Jarvis's or
     Greenville's actual invoice cost;

           (b) For work in process, the pro-rated current Purchase Order price for the Component Part in question based on a percentage of completion, and

           (c) For finished goods, the price called for by the underlying Purchase Order, as amended from time to time to reflect any price changes agreed to by Doehler-Jarvis and/or Greenville and GM.

Within three (3) business days of the date GM invokes the Right to Occupy, GM and Lenders, or their respective designees, will undertake a physical inventory of the GM Greenville Inventory, which physical inventory shall be completed within twenty (20) business days from the date GM exercises the Right to Occupy. GM shall make payment to Lenders for Greenville's account, for the GM Greenville Inventory within five (5) business days after completion of the physical inventory. The forgoing payment shall be free and clear of any rights of setoff or recoupment. Doehler-Jarvis and Greenville acknowledge that the foregoing prices to be paid for the GM Greenville Inventory by GM constitute commercially reasonable prices, and that any sale by Lenders pursuant to the foregoing shall be deemed to be commercially reasonable in all respects, including method, time, place and terms.

     5. Bankruptcy Court Approvals. Doehler-Jarvis and Greenville hereby agree that in the event Doehler-Jarvis and/or Greenville seek protection under or become subject to Chapter 11 of the Bankruptcy Code, the terms of a financing order submitted to the Bankruptcy Court for approval will contain a provision confirming GM's rights under the Accommodation Agreement and this Agreement and Doehler-Jarvis and Greenville will exercise their best efforts in good faith to obtain the Bankruptcy Court's approval of such provision.

     6. Rights of GM: Limitations on GM's Obligations. Unless GM exercises its Right to Occupy, in which case GM shall have the obligations outlined in
Section 2(b) above, GM shall not have any obligation or liability by reason of or arising out of this Agreement, nor shall GM be required or obligated in any manner to perform or fulfill any of the obligations of Doehler-Jarvis or Greenville.

     7. Remedies. Subject to the terms of any agreement between GM and Lenders, upon Default, GM shall have all rights and remedies provided in this Agreement and in any other agreements with Doehler-Jarvis, Greenville or Harvard. Further, all of GM's rights and remedies under this Agreement are cumulative and not exclusive of any rights and remedies under any other agreement or under applicable law.

     8. Injunctive Relief. Given that GM will incur significant damages if Doehler-Jarvis or Greenville fail to timely satisfy its obligations to GM and GM's operations are materially and negatively impacted, and because GM does not have an adequate remedy at law and would be irreparably harmed by such events, Doehler-Jarvis and Greenville agree that GM shall be entitled



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


to injunctive relief (both prohibitive and mandatory) in connection with any actual or threatened violations of any terms or conditions of this Agreement. GM agrees to provide Lenders notice of any proceeding seeking injunctive relief simultaneous with providing such notice to Doehler-Jarvis or Greenville.

     9. Representations and Warranties. Doehler-Jarvis and Greenville, jointly and severally, hereby represent and warrant to GM that:

           (a) Accuracy of Information. All information, certificates or statements given to GM pursuant to this Agreement shall be true and complete in all material respects, when given.

           (b) Authority. Doehler-Jarvis and Greenville have the authority to provide to GM all of the rights and interests provided to GM hereunder. The individuals signing this Agreement on behalf of Doehler-Jarvis and Greenville are authorized representatives of each of such respective companies, and have the power and authority to bind Doehler-Jarvis and Greenville, as applicable, to the terms and conditions of this Agreement.

           (c) Description of Real Estate. The legal description of the Real Estate attached as Schedule I is a complete and accurate description of the Real Estate and includes all property on which all buildings and other facilities of the Greenville Plant necessary for the production of Component Parts are located.

     10. Covenants. Doehler-Jarvis and Greenville covenant and agree with GM that from and after the date of this Agreement until the Obligations we paid in full:

           (a) Further Documentation. At any time and from time to time, upon the written request of GM, and at the sole expense of Doehler-Jarvis and Greenville, Doehler-Jarvis and Greenville will promptly and duly execute and deliver any and all such further instruments and documents and take such further action as GM may reasonably request, subject to existing obligations of Harvard, Doehler-Jarvis or Greenville to parties other than GM, for the purpose of obtaining the full benefits of this Agreement and of the rights and powers herein granted.

           (b) Payment of Obligations. Subject to Section 3(b) above, if GM invokes the Right to Occupy, Doehler-Jarvis and Greenville will pay promptly when due, all taxes, assessments and governmental charges or levies imposed upon the Operating Assets, the Real Estate or in respect of its income or profits therefrom, as well as all claims of any kind (including, without limitation, claims for labor, materials and supplies) against or with respect to the Operating Assets and the Real Estate.

           (c) Sales or Dispositions of Operating Assets: Certain Uses Prohibited. Doehler-Jarvis and Greenville will not sell or otherwise dispose of any Operating Assets or the Real Estate except in the ordinary course of business. Further, Doehler-Jarvis and



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


     Greenville will not use any of the Operating Assets or Real Estate in any way which would materially adversely affect GM's rights and remedies under this Agreement.

           (d) Limitations on Modifications of Agreements, etc. Doehler-Jarvis and Greenville will not, other than in the ordinary course of business, (i) amend, modify, terminate or waive any provision of any Contract which might materially adversely affect GM's Right to Occupy, or
     (ii) fail to exercise promptly and diligently each and every right which it may have under each Contract in an manner which could materially and adversely affect GM's rights and remedies under this Agreement.

           (e) Maintenance or Insurance. Subject to Section 2(b), Doehler-Jarvis and Greenville shall, at their expense, keep and maintain the Operating Assets and the Real Estate insured against all risk of loss or damage from fire, theft, malicious mischief, explosion, sprinklers, and all other hazards and risks of physical damage included within the meaning of the term "extended coverage" in such amounts as are ordinarily insured against by other owners of similar businesses.

           (f) Right of Inspection: Cooperation. In addition to any rights GM may have under the Purchase Orders, GM and its representatives shall, upon reasonable request and reasonable times, have the right to enter into and upon any premises where any of the Operating Assets and the Real Estate are located for the purpose of inspecting the same, observing its use or otherwise protecting GM's interests therein. GM will take reasonable steps to maintain the confidentiality of information obtained by GM, except as required by law.

     11.   Secured Party and Lessor Acknowledgments.

           (a) Simultaneously with the execution of this Agreement, Doehler-Jarvis will deliver to GM acknowledgements from the Lenders, in the form of Exhibit 11-A. Consent of the Lenders is a precondition to the effectiveness of this Agreement and the Accommodation Agreement.

           (b) Within 30 days of the execution of this Agreement, Doehler-Jarvis will exercise its best efforts deliver to GM acknowledgements from lessors of certain equipment located in the Greenville plant, in the form of Exhibit 11-B.

           (c) If subsequent to the execution of this Agreement, Doehler-Jarvis or Greenville intends to grant additional or further security interests, liens or mortgages in the Operating Assets to any party other than Lenders, five business days prior of granting such liens, security interests or mortgages Doehler-Jarvis or Greenville shall deliver to GM an acknowledgment from such secured creditors and/or mortgagees in a form substantially similar to Exhibit 11-A.

     12. Limitation on Setoffs. For the benefit of Lenders only and subject to Lenders' compliance with the terms of Exhibit 11-A and Lenders otherwise not materially interfering with GM's Right to Occupy, GM agrees:

     (a) If GM invokes the Right to Occupy, GM will pay to Lenders, for Greenville's account, all outstanding bona fide accounts payable due Greenville net of (i) ordinary course of business setoffs (short shipments, defective product, mathematical errors, etc.) and (ii) any damages incurred or to be incurred by GM as a result of Greenville's breaches of its obligations to GM, provided, however, that the aggregate setoffs under (i) and (ii) shall be limited to 15% of outstanding bona fide accounts payable due to Greenville.

     (b) 25% of the net amount due by GM under subparagraph (a) above will be paid at or prior to the time GM invokes the Right to Occupy.

     (c) The balance of the amount owing by GM under subparagraph (a) above will be paid within 30 days of GM's invocation of the Right to Occupy.

     (d) For purposes of this paragraph 12, the term bona fide means arising in the ordinary course of business from goods or services actually received by GM as called for by the Purchase Orders.

     13. Term. The rights granted GM under this Agreement shall continue as long as the Purchase Orders between Doehler-Jarvis and/or Greenville and GM with respect to Component Parts are in effect (exclusive of the termination of such Purchase Orders by Doehler-Jarvis and/or Greenville). Nevertheless, the Access and Occupancy Period shall be limited as provided in Section 2(a). Notwithstanding the forgoing, the termination of this Agreement shall not affect the parties' rights, duties and obligations under the Accommodation Agreement.

     14. Confidential Information and Data. To the extent the Operating Assets include or GM (or its designee) otherwise comes into possession of or becomes aware of, Doehler-Jarvis's or Greenville's trade secrets or proprietary information during the Operating Period, GM (and its designee) shall (a) keep such information, data and trade secrets confidential, and (b) only use such information, data and trade secrets during the Operating Period in connection with producing Component Parts. The provisions of this paragraph shall survive termination of this Agreement.

     15. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     16. Section Headings, etc. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration the interpretation hereof. All references to Sections, Schedules and Exhibits are to Sections, Schedules and Exhibits in or to this Agreement unless otherwise specified.

     17. No waiver: Cumulative Remedies. GM shall not by any act, delay, indulgence, omission or otherwise be deemed to have waived any right or remedy under this Agreement or any breach of the terms and conditions of this Agreement. A waiver by GM of any right or remedy under this Agreement on any one occasion shall not be construed as a bar to any right or remedy which GM would otherwise have had on any future occasion. No failure to exercise nor any delay in exercising on the part of GM any right, power or privilege under this Agreement, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement preclude any other or future exercise thereof or the exercise of any other right, power or privilege. The rights and remedies under this Agreement are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights and remedies provided by any other agreements or applicable law.

     18. Waivers and Amendments. Successors and Assigns. Governing Law. None of the terms or provisions of this Agreement may be waived, altered, modified or amended except by a written instrument, duly executed by Doehler-Jarvis, Greenville and GM. This Agreement and all obligations of Doehler-Jarvis and Greenville hereunder shall be binding upon the successors and assigns of Doehler-Jarvis and Greenville, and shall, together with the rights and remedies of GM hereunder, inure to the benefit of GM and its successors and assigns. Doehler-Jarvis and Greenville may not assign or transfer any of their respective rights or obligations hereunder without the prior written consent of GM. This Agreement shall be governed by, and be construed and interpreted in accordance with, the laws of the State of Michigan, without regard to principles regarding conflict of laws.

     19. Notices All notices, requests and other communications that are required or may be given under this Agreement shall be in writing, and shall be deemed to have been given on the date of delivery, if delivered by hand, telecopy or courier, or three (3) days after mailing, if mailed by certified or registered mail, postage prepaid, return receipt requested, addressed as set forth below (which addresses may be changed, from time to time, by notice given in the manner provided in this Section):

           If to Doehler-Jarvis    Harvard Industries, Inc.
           or Greenville;          2502 N. Rocky Point Drive
                                   Suite 960
                                   Tampa, FL 33607
                                   Attn: Richard T. Dawson, Esq.

           and a copy to:          Holland & Knight LLP
                                   400 North Ashley Drive, Suite 2800
                                   Tampa, Florida 33602
                                   Attn: Michael L. Jamieson, Esq.

           If to GM:               General Motors Corporation
                                   Worldwide Purchasing
                                   Delphi Automotive Systems
                                   Energy & Engine Management Systems
                                   4800 S. Saginaw St.
                                   P.0. Box 1360
                                   Flint, MI 48501-1360
                                   Attn: Kenneth E. Szymczak, Director

           with a copy to:         Honigman Miller Schwartz and Cohn
                                   2290 First National Building
                                   Detroit, Michigan 48226
                                   Attn: Robert B. Weiss, Esq.


     20. Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute one and the same instrument, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

     21. Entire Agreement: Conflicts. This Agreement together with any other agreements and schedules executed in connection with this Agreement constitutes the entire understanding of the parties in connection with the subject matter hereof This Agreement may not be modified, altered or amended except by an agreement in waiting signed by GM, Doehler-Jarvis and Greenville. To the extent any terms or conditions of this Agreement are inconsistent or conflict with the terms of any other agreements between the parties, the terms of this Agreement shall govern and control,

     22. Preservation of Rights under Purchase Orders. The purpose of this Agreement is to expand upon the rights and interests of GM under the Purchase Orders and by entering into this Agreement GM is not waiving or limiting any lights GM has under the Purchase Orders. This Agreement shall be deemed to be incorporated by reference into, and shall be part of, all existing and future Purchase Orders without any specific reference to this Agreement in any such Purchase Orders.

     23. CONSULTATION WITH COUNSEL. THE PARTIES HERETO ACKNOWLEDGE THAT THEY HAVE BEEN GIVEN THE OPPORTUNITY TO CONSULT WITH COUNSEL BEFORE EXECUTING THIS AGREEMENT AND ARE EXECUTING SUCH AGREEMENT WITHOUT DURESS OR COERCION AND WITHOUT RELIANCE ON ANY REPRESENTATIONS, WARRANTIES OR COMMITMENTS OTHER THAN THOSE REPRESENTATIONS, WARRANTIES AND COMMITMENTS SET FORTH IN THIS AGREEMENT.

        24. WAIVER OF JURY TRIAL. THE PARTIES HERETO ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL RIGHT, BUT THAT THIS RIGHT MAY BE WAIVED. THE PARTIES EACH HEREBY KNOWINGLY, VOLUNTARILY AND WITHOUT COERCION, WAIVE ALL RIGHTS TO A TRIAL BY JURY OF ALL DISPUTES ARISING OUT OF OR IN RELATION TO THIS AGREEMENT OR ANY OTHER AGREEMENTS BETWEEN THE PARTIES. NO PARTY SHALL BE DEEMED TO HAVE RELINQUISHED THE BENEFIT OF THIS WAIVER OF JURY TRIAL UNLESS SUCH RELINQUISHMENT IS IN A WRITTEN INSTRUMENT SIGNED BY THE PARTY TO WHICH SUCH RELINQUISHMENT WILL BE CHARGED.



                                                DOEHLER-JARVIS, INC.

                                                By: /s/ Roger L. Burtraw
                                                    --------------------

                                                      Its: President
                                                           ---------


STATE OF Michigan   )
                    )  SS
COUNTY OF Oakland   )

        The foregoing instrument was acknowledged before me this 12 day of March, 1997 by Roger L. Burtraw, the President, of Doehler-Jarvis, Inc., a Delaware corporation, on behalf of the corporation.



                                                /s/ Karen L. Niemisto
                                                ---------------------
                                                Karen L. Niemist, Notary Public
                                                Oakland County, Michigan
                                                My commission expires:  5/20/97



[signatures continued on next page]

[signatures continued from previous page]



                                                DOEHLER-JARVIS GREENVILLE, INC.

                                                By: /s/ Roger L. Burtraw
                                                    ---------------------

                                                     Its: President
                                                          ---------


STATE OF Michigan    )
                     ) SS
COUNTY OF Oakland    )


        The foregoing instrument was acknowledged before me this 12 day of March, 1997 by Roger L. Burtraw, the President, of Doehler-Jarvis Greenville, Inc., a Delaware corporation, on behalf of the corporation.



                                                /s/ Karen L. Niemisto
                                                ---------------------
                                                Karen L. Niemisto, Notary Public
                                                Oakland County, Michigan
                                                My commission expires: 5/20/97


[signatures continued on next page]

[signatures continued from previous page]



                                                GENERAL MOTORS CORPORATION

                                                By: /s/
                                                   -----------------------

                                                      Its: ---------------



STATE OF      )
              ) SS
COUNTY OF     )

     The foregoing instrument was acknowledged before me this ___ day of _____, 1997 by _________________, the ________________________ of General Motors
Corporation, a Delaware corporation, on behalf of the corporation.




                                                ---------------------------

                                                                Notary Public
                                                --------------,

                                                               County
                                                --------------

                                                My commission expires:
                                                                       --------


SCHEDULES

I     -     Real Estate

EXHIBITS

11-A  -     Lender's Acknowledgement and Consent
11-B  -     Equipment Lessors' Acknowledgment and Consent

                                  SCHEDULE I
                                 REAL ESTATE

                                                Greene County, Tennessee

                                  SCHEDULE I



BEGINNING at a spike at the intersection of the Rufe Taylor Road and the Old Stage Coach Road: thence with the center of the Old Stage Coach Road the following four (4) calls: N 86 degrees 07' 15" E, 284.86 feet: N 88 degrees 54' 31" E, 136.96 feet: S 89 degrees 53' 58" E, 287.65 feet: end N 88 degrees
18' 18" E, 358.32 feet to a point in the center of the Old Stage Road: thence leaving the Old Stage Coach Road and with the Ottingers line and the fence line S 04 degrees 36' 20" W, 375.74 feet to a fence post: thence continuing with the fence line and the Ottinger line S 05 degrees 21' 03" W. 456.74 feet to a point in the fence line: thence continuing with the Ottinger's line and thence line
S 68 degrees 21' 02" N, 165.00 feet to an iron pin: thence containing with the Ottinger line S 23 degrees 38' 58" E, 74.58 feet to an iron pin in the center of the Old School House Lane and in the line of the several property: thence with the center of the School House Lane and the Several line the following two
(2) calls: S 61 degrees 42' 45" W, 121.26 feet and S 63 degrees 20' 40" W,
146.69 feet: thence continuing with the center of the School House Lane and with the Faith Temple Church line and the Newton line S 63 degrees 00' 33" W,
398.32 feet to an iron pin corner to Newton and Johnson: thence with the Johnson line and the center of an old dirt lane N 34 degrees 17' 14" W, 53.10 feet to a spike in the Rufe Taylor Road: thence with the Rufe Taylor Road: thence with the Rufe Taylor Road the following three (3) calls: N 03 degrees 03' 14" N, 146.51 feet: N 00 degrees 55' 58" W, 332.62 feet; and N 01 degrees
31' 20" W, 377.25 feet to the BEGINNING.

BEING the same property conveyed to Doehler-Jarvis Limited Partnership by Special Warranty Deed dated July 20, 1990, filed for record in the office of the Register of Deeds for Greene County, Tennessee, on July 26, 1990, at 2:30 P.M. in Deed Book 422, Page 33.

                                 EXHIBIT 11-A

                                   LENDERS'
                         ACKNOWLEDGEMENT AND CONSENT




        While not a party to the foregoing Access and Occupancy Agreement or the other GM Agreements (as defined in the Access and Occupancy Agreement) between General Motors Corporation ("GM"), Doehler-Jarvis Greenville, Inc. ("Greenville"), and Doehler-Jarvis, Inc. ("Doehler-Jarvis"), dated as of March 12, 1997, Congress Financial Corporation General Electric Capital Corporation Heller Financial, Inc., Fidora Capital Corporation and Foothill Capital Corporation ("Lenders") are parties to various loan and/or security agreements with Harvard Industries, Inc. and/or Doehler-Jarvis and/or Greenville. In such capacity, Lenders acknowledge, consent to, and agree that their security interests in Doehler-Jarvis's and Greenville's assets shall be subject to, the terms and conditions of the GM Agreements. The fact that Lenders are executing this Acknowledgment and Consent shall not in any way make Lenders guarantors or sureties for Doehler-Jarvis's and Greenville's performance under the GM Agreements. However, for good and valuable consideration, the receipt and sufficiency of which is herby acknowledged, the Lenders agree that in the event Doehler-Jarvis and/or Greenville file for relief under, or become subject to, Chapter 11 of the Bankruptcy Code and the Lenders parties to a proposed post-petition financing order, the Lenders will exercise their reasonable commercial efforts in good faith to include in the provisions of such order a provision expressly confirming GM's rights under the Accommodation Agreement and the Access and Occupancy Agreement.

        Lenders' Acknowledgement and Consent as set forth herein is provided in reliance upon, and the express understanding that, (i) neither the Access and Occupancy Agreement nor the Accommodation Agreement will be amended without the Lenders' prior written consent and (ii) the Lenders are third party beneficiaries of the provisions of paragraph 4 of the Access and Occupancy Agreement.




                                        By:
                                           ---------------------------------
                                        THE CIT GROUP/BUSINESS CREDIT, INC.
                                        for itself and as agent for the Lenders



                                        By: /s/ Frank Grimaldi
                                           ---------------------------------

                                           Name: Frank Grimaldi
                                                 ---------------------------

                                              Title: Vice President
                                                     -----------------------

                                                  Date: April 16, 1997
                                                        --------

                                 EXHIBIT 11-B


                              EQUIPMENT LESSORS'
                         ACKNOWLEDGEMENT AND CONSENT

While not a party to the foregoing Access and Occupancy Agreement between General Motors Corporation, Doehler-Jarvis, Inc. ("Doehler-Jarvis") and Doehler-Jarvis Greenville, Inc. ("Greenville"), the undersigned leases certain equipment located at the Greenville Plant to Doehler-Jarvis or Greenville and, in such capacity, the undersigned acknowledges, consents to and agrees that General Motors Corporation can occupy and use these Operating Assets which are the subject matter of those certain lease agreements executed by and between Doehler-Jarvis, Inc. and Caterpillar Financial Services Corporation ("Leases") pursuant to the terms and conditions of said Leases.

                                /s/
                                ------------------------------------------
                                Caterpillar Financial Services Corporation

                                Date:  April 11, 1997